UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 17, 2014

VALLEY NATIONAL BANCORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277		22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey		07470
(Address of Principal Executive Offices)		(Zip Code)

(973) 305-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 3.03	Material Modification to Rights of Security Holders

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

At a Special Meeting of shareholders of Valley National Bancorp (“Valley”) held on September 9, 2014, Valley shareholders approved a proposal to amend Valley’s Restated Certificate of Incorporation, to increase the number of authorized shares of Valley common stock, no par value per share, by 100,000,000 shares. On September 17, 2014, Valley filed with the New Jersey Department of Treasury a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) to increase the number of authorized shares of Valley common stock, no par value per share, by 100,000,000 shares.

The foregoing description of the Certificate of Amendment is qualified in its entirety by the text of the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Valley National Bancorp, filed with the New Jersey Department of Treasury on September 17, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 22, 2014                 VALLEY NATIONAL BANCORP

By: /s/ Alan D. Eskow
Alan D. Eskow
Senior Executive Vice President
& Chief Financial Officer

EXHIBIT INDEX
Exhibit No.
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of
Valley National Bancorp, filed with the New Jersey Department of Treasury on September 17, 2014.